Exhibit 8.1

November 13, 2019

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

RE:    Form S-4 Registration Statement of StoneMor Inc.

Ladies and Gentlemen:

We have acted as counsel for StoneMor Partners L.P. (the “Partnership”), a Delaware limited partnership, in connection with (i) the proposed merger (the “Merger”) of Hans Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), with and into the Partnership, with the Partnership surviving the Merger, as contemplated by the Merger and Reorganization Agreement, dated September 27, 2018 (the “Merger Agreement”), by and among the Partnership, StoneMor GP Holdings LLC, a Delaware limited liability company, StoneMor GP LLC, a Delaware limited liability company, and Merger Sub, and (ii) the preparation of a registration statement on Form S-4 (File No. 333-233712) filed with Securities and Exchange Commission by StoneMor GP LLC, including the proxy statement/prospectus forming a part thereof (as amended through the effective date thereof, the “Registration Statement”), relating to the transactions contemplated by the Merger Agreement (the “Transactions”).

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement, and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1.

Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Transactions (the “Effective Time”)) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.

The Transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the Registration Statement, and the Merger will be effective under the laws of the State of Delaware;

3.

The Merger Agreement (including the exhibits and schedules thereto), the Registration Statement, and the other documents described in the Registration Statement represent the entire understanding of the Partnership with respect to the Transactions, none of the material conditions in the Merger Agreement will have been waived or modified, and the Transactions are being effected for bona fide business reasons;

4.

The terms of the Merger Agreement and each document related to the Transactions were, at the time each such document was entered into, commercially reasonable terms to which unrelated parties with adverse interests, acting at arm’s length and with no compulsion to engage in the transactions reflected in such document, could reasonably have agreed;

5.

The Partnership will file all tax returns relating to the Transactions in a manner consistent with the Merger Agreement and the discussion titled “Material U.S. Federal Income Tax Consequences” included in the Registration Statement;

6.

All factual statements, descriptions and representations contained in the Merger Agreement, the Registration Statement, and the other documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including Effective Time and throughout the subsequent periods specified in those documents, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions or representations or that make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time or throughout the subsequent periods specified in those documents;

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7.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, in each case without such qualification; and

8.

The parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, conditions, and terms contained in the Merger Agreement, the Registration Statement and the other documents referred to herein.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the documents described above may affect the conclusions stated herein.

No opinion is rendered to you regarding any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences.” We are opining herein only as to the federal income tax matter described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P.